EXHIBT 10.2

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FOURTH AMENDMENT

FOURTH AMENDMENT (this “Amendment”), dated as of October 12, 2006 to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 14, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHARMANET DEVELOPMENT GROUP, INC. (f/k/a SFBC INTERNATIONAL, INC.)(the “Borrower”), the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the Lenders and other agents from time to time party thereto and UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent.

W I T N E S S E T H :

WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent are parties to the Credit Agreement, pursuant to which the Lenders have made extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement, and the Lenders are agreeable to such request but only upon the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions.  Terms defined in the Credit Agreement are used herein with the respective meanings given to them therein, except as amended as set forth below in Section 2 of this Amendment

Section 2. Amendment to Section 1.01(a) of the Credit Agreement.  Section 1.01(a) of the Credit Agreement is hereby amended as follows:

(i) by making the following changes to the definition of “Consolidated EBITDA”:

(a) deleting the word “and” at the end of clauses (f) and (g) of that definition;

(b) adding the following clauses (h) and (i) to follow clause (g) of that definition:

“(h)

an amount not to exceed $*** (taken within eighteen months of the effectiveness of the Fourth Amendment), representing  charges incurred for severance and other employee separation costs associated with the Borrower’s *** Business,

(i)

an amount not to exceed $850,000 representing one-time charges incurred related to the pre-construction expenses for the new Quebec City facility of the Borrower’s Canadian subsidiary, Anapharm, to the extent that such charges are not reimbursed through the Sale-Leaseback Transaction, and”; and

(c) deleting the language in the last paragraph of that definition beginning with “including the quarters” and ending with “September 30, 2004” and inserting in lieu thereof the following language:

“including the quarters ending December 31, 2005, March 31, 2006 and June 30,  2006, Consolidated EBITDA shall be deemed to be (i) $***, for the quarter ended December 31, 2005, (ii) $***, for the quarter ended March 31, 2006 and (iii) $***, for the quarter ended June 30, 2006.”;

(ii) by amending the definition of “Consolidated Net Income” by inserting the language “from Continuing Operations” after the words “(or loss)” and before the word “of” in the first sentence of that definition; and

(iii) by amending the definition of “Excess Cash Flow Period” by  replacing the dates “January 1, 2005” and “December 31, 2005” with the dates “January 1, 2007” and “December 31, 2007”, respectively.

(iv) by amending the definition of “Permitted Acquisition” by deleting in its entirety the first clause in section (ix) thereof and substituting in lieu thereof the following language:

“the aggregate amount of the cash portion of the Acquisition Consideration for all Permitted Acquisitions during any fiscal year of the Borrower shall not exceed $5.0 million, and the aggregate amount of the Acquisition Consideration for all Permitted Acquisitions after October 12, 2006 shall not exceed $15.0 million”;

(iii) by inserting in appropriate alphabetical order the following new definitions to read in their entirety as follows:

“ ‘Commitment Restriction Period’ shall mean each period (x) from and including the date on which the Borrower delivers a certification of LTM EBITDA pursuant to Section 5.01(k) that reflects actual LTM EBITDA that is 25% or more below Projected LTM EBITDA for the same period and (y) ending on the date on which the Borrower delivers a certification of LTM EBITDA pursuant to such Section that reflects actual LTM EBITDA that exceeds 75% of Projected LTM EBITDA for the same period.”

“ ‘Continuing Operations’ shall mean all operations of the Borrower and its consolidated Subsidiaries in existence as of the date of the Fourth Amendment, as determined in accordance with GAAP.”

“ ‘***’ shall mean the Borrower’s *** segment as reported in its security filings.”

“ ‘Florida Property’ shall mean the Borrower’s land at 11190 Biscayne

Boulevard, Miami, Florida and the Borrower’s CPA property (including the building and all improvements located thereon) in Miami, Florida.”

“ ‘LTM EBITDA’ shall mean Consolidated EBITDA for the LTM Test Period then most recently ended.”

“ ‘LTM Test Period’ shall mean, at any time, the 12 consecutive fiscal months of the Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Sections 5.01(a), 5.01(b) or 5.01(k).”

“ ‘Projected LTM EBITDA’ shall mean, for any period of 12 consecutive fiscal months of the Borrower, the Borrower’s projected Consolidated EBITDA for such period as set forth in the budget provided in connection with the Fourth Amendment, as submitted to the Administrative Agent in compliance with Section 5.01(g).”

“ ‘Fourth Amendment’ shall mean the Fourth Amendment, dated as of October 12, 2006, to this Agreement.

Section 3.  Amendment to Section 2.01 of the Credit Agreement. Section 2.01 of the Credit Agreement is hereby amended by adding to the end of such Section a new Section 2.01(d) to read in its entirety as follows:

“ (d)  (i) Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of any Commitment Restriction Period, the Borrower shall not be entitled to request a Revolving Borrowing, and the Lenders shall not be obligated to make Revolving Loans to the Borrower if, after giving effect thereto, the aggregate Revolving Exposure of all the Lenders would exceed $22.5 million.

(ii) Notwithstanding anything to the contrary contained herein the Borrower shall not be entitled to request a Revolving Borrowing, and the Lenders shall not be obligated to make Revolving Loans to the Borrower if, after giving effect thereto and to the use of proceeds thereof, the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries (excluding cash and Cash Equivalents held by any Foreign Subsidiary) would exceed $25.0 million.”

Section 4. Amendment to Section 2.09(g) of the Credit Agreement.  Section 2.09(g) of the Credit Agreement is hereby amended by deleting in its entirety the language in that Section beginning with the word “provided” and ending with the words “less than 3.50 to 1.00”.

Section 5. Amendment to Section 3.12 of the Credit Agreement. Section 3.12 of the Credit Agreement is hereby amended by (i) adding the word “(a)” after the words “used to” and before the words “make cash” in the second clause of that section and (ii), adding the following language after the words “Senior Notes Agreement”:

“or (b) repurchase any of the Borrower’s outstanding common stock.”

Section 6. Amendment to Section 5.01 of the Credit Agreement.  Section 5.01 of the Credit Agreement is hereby amended by adding to the end of such Section a new clause (k) to read in its entirety as follows:

“(k)

Monthly Financial Reports.  To the extent not otherwise provided pursuant to Sections 5.01(a) and 5.01(b):

(1) For each fiscal month ending during the period beginning November 1, 2006 and ending December 31, 2006, as soon as available and in any event within forty-five days of the end of each fiscal month, (i) consolidated statements of direct revenue from Continuing Operations, backlogs, cash position and debt position for the LTM Test Period then most recently ended and for the then elapsed portion of the fiscal year prepared in accordance with GAAP consistently applied, and on a basis consistent with the audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments (provided that cash position will be provided as of the last Friday of each month as opposed to the month end) and (ii) a Compliance Certificate containing a calculation of the cash balance for that LTM Test Period;

(2) for each fiscal month ending during the period beginning January 1, 2007 and ending March 31, 2007, as soon as available and in any event within forty-five days of the end of each fiscal month, (i) consolidated statements of income from Continuing Operations, backlogs, cash position and debt position for the LTM Test Period then most recently ended and for the then elapsed portion of the fiscal year prepared in accordance with GAAP consistently applied, and on a basis consistent with the audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth a statement of income items and Consolidated EBITDA of the Borrower for such LTM Test Period and for the then elapsed portion of the fiscal year, showing variance, by dollar amount and percentage, from amounts for the comparable periods in the previous fiscal year and budgeted amounts for the LTM Test Period and the current fiscal year, and (iii) a Compliance Certificate containing (A) a calculation of LTM EBITDA, (B) the calculations necessary to determine whether a Commitment Restriction Period is then in effect and (C) certifying whether a Commitment Restriction Period is then in effect; and

(3) for each fiscal month ending after March 30, 2007 and thereafter, as soon as available and in any event within forty-five days of the end of each fiscal month (this reporting deadline to be reduced to thirty days beginning June 30, 2007), (i) the consolidated balance sheet and related consolidated statements of income and cash flows from Continuing Operations for the LTM Test Period then most recently ended and for the then elapsed portion of the fiscal year, all accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments, (ii) a consolidating balance sheet and statement of income and, to the extent available, a statement of cash flows, separating out Borrower and the Subsidiaries, (iii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth (A) statement of income items and Consolidated EBITDA of Borrower for such LTM Test Period and for the then elapsed portion of the fiscal year, showing variance, by dollar amount and percentage, from amounts for the comparable periods in the previous fiscal year and budgeted amounts for the LTM Test Period and the current fiscal year and (B) a consolidated statement of backlogs from Continuing Operations,  (iv) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such LTM Test Period and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts and (v) a Compliance Certificate containing (A) a calculation of LTM EBITDA, (B) the calculations necessary to determine whether a Commitment Restriction Period is then in effect and (C) certifying whether a Commitment Restriction Period is then in effect.

Section 7. Amendment to Section 6.01(e) of the Credit Agreement. Section 6.01(e) of the Credit Agreement is hereby amended (i) by deleting the number “$12.5” and substituting in lieu thereof the number “$11.5” and (ii) by adding the following language after the word “outstanding”:

“(this amount to exclude the Sale-Leaseback Transaction if it is classified as a capital lease in accordance with GAAP and the aggregate amount of payments with respect to such transaction do not exceed $2.75 million in any fiscal year)”.

Section 8. Amendment to Section 6.06 of the Credit Agreement.  Section 6.06 of the Credit Agreement is hereby amended by (i) adding a new clause (f) immediately following clause (e) thereof to read in its entirety as follows:

“(f) the sale of the Borrower’s Florida Property.”; and

(ii) by replacing the period at the end of clause (e) thereof with “; and”; and

(iii) by deleting the word “and” that appears after clause (d) thereof.

Section 9. Amendment to Section 6.08 of the Credit Agreement. Section 6.08 of the Credit Agreement is hereby amended by deleting clause (c) in its entirety and  by inserting in lieu thereof the following language:

“(c)

the repurchase of Borrower’s outstanding common stock pursuant to the Borrower’s stock buyback program described in Borrower’s Form 10-K for the fiscal year ending December 31, 2003, provided that (i) if, on the date of any such repurchase, the

Total Leverage Ratio on such date (after giving effect to such repurchase and the incurrence of any Indebtedness on such date) is *** to 1.00 or lower, the aggregate cash consideration paid for all such repurchases in that fiscal year shall not exceed $10.0 million in aggregate and (ii) if, on the date of any such repurchase, the Total Leverage Ratio on such date (after giving effect to such repurchase and the incurrence of any Indebtedness on such date) is *** to 1.00 or lower, the aggregate cash consideration paid for all such repurchases in that fiscal year shall not exceed $15.0 million in aggregate.”

.

Section 10. Amendment to Section 6.10(a) of the Credit Agreement. Section 6.10(a) of the Credit Agreement is hereby amended by deleting the table therein included and substituting in lieu thereof the following table:

Period	Leverage Ratio
September 30, 2006 to December 30, 2006	***
December 31, 2006 to March 30, 2007	***
March 31, 2007 to June 29, 2007	***
June 30, 2007 to September 29, 2007	***
September 30, 2007 to December 30, 2007	***
December 31, 2007 to March 30, 2008	***
March 31, 2008 to June 29, 2008	***
June 30, 2008 to March 30, 2009	***
March 31, 2009 and thereafter	***

Section 11. Amendment to Section 6.10(b) of the Credit Agreement. Section 6.10(b) of the Credit Agreement is hereby amended by deleting the table therein included and substituting in lieu thereof the following table:

Period	Interest Coverage Ratio
September 30, 2006 to June 29, 2007	***
June 30, 2007 to September 29, 2007	***
September 30, 2007 to December 30, 2007	***
December 31, 2007 to March 30, 2008	***
March 31, 2008 to June 29, 2008	***
June 30, 2008 to September 29, 2008	***
September 30, 2008 to December 30, 2008	***
December 31, 2008 to March 30, 2009	***

Period	Interest Coverage Ratio
March 31, 2009 to June 29, 2009	***
June 30, 2009 to September 29, 2009	***
September 30, 2009 and thereafter	***

Section 12. Amendment to Section 6.10(c) of the Credit Agreement. Section 6.10(c) of the Credit Agreement is hereby amended by deleting the table therein included and substituting in lieu thereof the following table:

Period	Fixed Charge Coverage Ratio
September 30, 2006 to December 30, 2006	***
December 31, 2006 to June 29, 2007	***
June 30, 2007 to September 29, 2007	***
September 30, 2007 to December 30, 2007	***
December 31, 2007 to March 29, 2008	***
March 30, 2008 to June 29, 2008	***
June 30, 2008 and thereafter	***

Section 13. Amendment to Section 6.10(d) of the Credit Agreement. Section 6.10(d) of the Credit Agreement is hereby amended by deleting the table therein included and substituting in lieu thereof the following table:

Period	Amount (in millions)
January 1, 2006 to December 31, 2006	$22.50
January 1, 2007 to December 31, 2007	$25.00
January 1, 2008 to December 31, 2008	$25.00
January 1, 2009 to December 31, 2009	$25.00

Section 14. Amendment to Annex 1 to the Credit Agreement. Annex 1 to the Credit Agreement is hereby amended by to read in its entirety as set forth in Annex 1 hereto.

Section 15. Conditions to Effectiveness.  This Amendment shall become effective on and as of the date hereof upon the satisfaction of the following conditions precedent (such date the “Amendment Effective Date”):

(a)  The Administrative Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower and the Required Lenders.

(b)  The Administrative Agent shall have received an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Guarantor.

(c)   The Administrative Agent shall have received, on behalf of itself, the other the Lenders and the Issuing Bank, a favorable written opinion of Morgan, Lewis & Bockius LLP, special New York counsel for the Loan Parties, with respect to the transactions contemplated hereby in form and substance reasonably satisfactory to the Administrative Agent.

(d)  The Administrative Agent shall have received all fees required to be paid (including all fees payable under Section 18(b) of this Amendment), and all expenses for which invoices have been presented supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Amendment Effective Date.

Section 16. Representations and Warranties.

The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (before and after giving effect to this Amendment):

(a)  No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

(b)  After giving effect to this Amendment, each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

Section 17. Limited Amendment.  This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower or the Guarantors that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.  Except as expressly amended hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect in accordance with their terms.

Section 18. Payment of Fees and Expenses.

(a)

The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(b)

If the Amendment Effective Date occurs, the Borrower agrees to pay an amendment fee to the Administrative Agent for the account of each Lender that has executed and delivered this Amendment to the Administrative Agent on or prior to 5:00 p.m. New York time on Thursday, October 12, 2006, in an amount equal to 0.25% of the Revolving Credit Commitment of such Lender.  Such amendment fee shall be payable on October 12, 2006.

Section 19. Miscellaneous.

(a)  Reopening of Facility. The Administrative Agent and the Lenders hereby consent that on and after the Amendment Effective Date, it shall no longer be an additional condition precedent to any Credit Extension under Section 4.02 of the Credit Agreement that such Credit Extension be subject to the written consent of the Administrative Agent and the Required Lenders.

(b)  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.  Delivery of an executed signature page of this Amendment or of a Lender Consent Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

(c)  Binding Effect. The execution and delivery of the Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).

(d)  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PHARMANET DEVELOPMENT GROUP, INC.

By:  /s/ John P. Hamill

Name:  John P. Hamill

Title:  Chief Financial Officer

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:  /s/ Richard L. Tarvow

Name:  Richard L. Tarvow

Title:  Director

By:  /s/ Irja R. Otsa

Name:  Irja R. Otsa

Title:   Associate Director

Annex I

APPLICABLE MARGIN FOR REVOLVING LOANS AND SWINGLINE LOANS

Total Leverage Ratio	Applicable Margin for Revolving Loans
	Eurodollar Loans	ABR Loans
≥ *** (“Level IV”)	3.50%	2.50%
< *** and ≥ *** (“Level III”)	3.25%	2.25%
< *** and ≥ *** (“Level II”)	3.00%	2.00%
< *** (“Level I”)	2.75%	1.75%

Beginning October 12, 2006 and until the delivery of financial statements for two consecutive quarters that reflect, as of the end of each such quarter, Leverage Ratios that are identical or that have not increased from the first quarter to the second quarter, the Applicable Margin for all Revolving Loans and Letters of Credit shall be 3.25%. Commencing with the delivery of the financial statements for the second quarter referred to above and thereafter, changes in the Applicable Margin resulting from changes in the Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 5.01 (but in any event not later than the date such financial statements are due pursuant to Section 5.01) and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than *** to 1.00.  In addition, at all times while an Event of Default shall have occurred and be continuing, the Total Leverage Ratio shall for the purposes of determining the Applicable Margin be deemed to be Level IV.  Each determination of the Total Leverage Ratio pursuant hereto shall be made for the periods and in the manner contemplated by Section 6.10(a).

APPLICABLE FEE

Available Commitment	Applicable Fee
≥ 50%	0.75%
< 50%	0.50%

On any date, the “Available Commitment” under the revolving credit facility shall be a percentage equal to (a) the total Revolving Commitments of all Revolving Lenders in effect on such date (for the avoidance of doubt, without taking into account the effect of any Commitment Reduction Period) minus the total Revolving Exposure of all Revolving Lenders on such date divided by (b) the total Revolving Commitments of all Revolving Lenders in effect on such date.